Exhibit 99.1

CEA Industries (BNC) Reports FY Q3 2026 Earnings Results; Announces CEO Transition

●	David Namdar will transition from his role as CEO in accordance with the Board’s succession planning

●	Company continued to execute BNB digital asset treasury strategy, including opportunistic share repurchases

LOUISVILLE, CO, Mar. 16, 2026 (GLOBE NEWSWIRE) — CEA Industries Inc. (NASDAQ: BNC) (“BNC” or the “Company”), a growth-oriented company focused on managing the world’s largest corporate treasury of BNB, today reported financial results for its third fiscal quarter ended January 31, 2026.

“Volatility in crypto assets this quarter proved that our strategy of avoiding debt provided structural resilience,” said David Namdar, CEO of CEA Industries. “By anchoring our portfolio with over 500,000 BNB, we have established ourselves as the premier global treasury for this asset, offering shareholders unmatched exposure to a vital digital ecosystem. While we have observed a recent contraction in yields on the Binance platform, we view this as a temporary reflection of broader market conditions and remain confident in a return to historical performance levels. With a capital structure characterized by no material leverage, avoiding the debt burdens of peers, we prioritized structural resilience over fleeting optics. We utilized this period to strengthen our corporate governance structure and execute opportunistic share repurchases, ensuring we are well positioned for the next phase of the market cycle.”

Fiscal Quarter and Subsequent Financial and Operational Highlights

●	Fiscal Q3 2026 Net Income: $(106.6) million

●	Fiscal Q3 2026 EPS: $(2.00)

●	BNB Price Impact & Treasury: The significant decline in the market price of BNB during the quarter represents the primary driver of the change in our financial results for the period. BNB constitutes the substantial majority of the Company’s total assets, and as a result, fluctuations in its market price have a direct and material impact on our net asset value and reported financial performance. For the quarter ended January 31, 2026, BNB declined approximately 28% from $1,089 to $781, resulting in an unrealized loss of approximately $159.8 million. Management believes this performance reflects broader digital asset market conditions rather than any deterioration in BNC’s underlying business or strategy.

●	Airdrop Income Decline: Historically, a portion of BNC’s treasury income has been derived from BNB ecosystem airdrops distributed to holders of BNB. During the current period, airdrop activity within the BNB ecosystem has declined materially compared to prior periods, contributing to a reduction in this income stream. The Company cannot predict the timing or magnitude of future airdrops, and continued reduction in airdrop frequency or size could have an adverse effect on our results of operations.

●	AMA Renegotiation: The Company is currently engaged in arm’s-length discussions to renegotiate the terms of its Asset Management Agreement (AMA) with 10X Capital Management with the goal of reducing management fees for the benefit of all shareholders. The Board believes that a revised fee structure better aligned with the Company’s current scale and asset profile is in the best interest of shareholders and is committed to completing this process in a timely manner. There can be no assurance that the renegotiation will be completed on terms acceptable to the Company.

●	Board Enhancements: The Board further strengthened its expertise and breadth of experience, appointing independent director Annemarie Tierney, and after the quarter end, Glenn Tyranski, to the Board, adding considerable digital asset, legal and regulatory knowledge, as well as corporate governance experience.

●	Independent Committee Reconstitution: Subsequent to the quarter end, the Board of Directors has taken steps to reconstitute all four of its standing committees — Audit, Compensation, Nominating and Governance, and Strategic Committees — with three fully independent directors. The Board believes this action reinforces its commitment to strong corporate governance and shareholder accountability and reflects the Board’s ongoing focus on aligning its structure with best practices for public companies.

●	Appointment of CFO: Subsequent to the quarter end, the Company appointed Brent Miller as its Chief Financial Officer.

●	Transparency Initiatives: An investor dashboard was announced and launched to provide shareholders with real-time visibility into the Company’s digital asset holdings and performance.

●	Share Repurchase Program: As part of its stock buyback program reflecting management’s confidence in the Company’s intrinsic value, the Company repurchased an aggregate of 2,176,217 shares of its common stock during nine-months ended January 31, 2026.

CEO Transition

David Namdar will transition from his role as Chief Executive Officer of BNC, leaving the Company in accordance with the Board’s succession planning process no later than August 31, 2026. Until his departure, Mr. Namdar will continue in his role to help facilitate a smooth leadership transition. The Board is in the process of engaging a leading executive recruiting firm to assist it in identifying and recruiting a new CEO.

Mr. Namdar said, “Serving as CEO of BNC has been one of the great privileges of my career. I remain a committed long-term stockholder and believe deeply in the value of what this Company holds and where it is headed. I am proud of what this team has built — institutional grade custody, a clean balance sheet, and a governance foundation that will serve the Company for years to come. My role may be changing, but my dedication to BNC’s success and to the interests of our shareholders remains constant.”

“David has played an important role in developing and implementing BNC’s digital asset treasury strategy,” said Carly E. Howard, lead independent director. “On behalf of the Board, I want to thank him for his cooperation and dedication to the Company, as well as his contributions during a pivotal period.”

“The Board is committed to ensuring a smooth executive transition and will remain focused on the best interests of all shareholders,” Ms. Howard added. “With the recent addition of a world-class Chief Financial Officer, the Company is well positioned to operate seamlessly through this period and further augment its corporate leadership team.”

Business Outlook

Looking ahead, CEA Industries remains committed to the disciplined execution of its BNB digital asset treasury strategy, which is designed to complement and strengthen its operating businesses. The Company will continue to strategically deploy significant capital acquiring additional BNB, deepening its position as the world’s largest corporate BNB treasury, while continuing to make opportunistic share repurchases.

About CEA Industries Inc.

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that focuses on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties, including forward-looking statements regarding BNC’s expectations or beliefs regarding the Company’s position as the largest BNB treasury in the world, its disciplined execution on the BNB treasury strategy, the intent to deploy capital to make BNB acquisitions and opportunistic share repurchases, the progress and result of AMA negotiations, and regarding the timing and progress of the leadership transition. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business, as well as other important factors that may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Forms 10-Q filed with the SEC on March 16, 2026 and December 15, 2025, Form 10-K filed with the SEC on March 27, 2025, and Form 10-KT filed with the SEC on July 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

CEA Industries Media Inquiries:

Edelman Smithfield

CEA@edelmansmithfield.com

CEA Industries Investor Relations:

james@haydenir.com